                               EXHIBIT 10.6

                             1995-1 AMENDMENT
                                    TO
                                 OLD KENT
                     EXECUTIVE RETIREMENT INCOME PLAN


          This is an amendment, effective July 1, 1995, by Old Kent Financial Corporation ("OKFC").


                           W I T N E S S E T H :


          WHEREAS, OKFC amended and restated the Old Kent Executive Retirement Income Plan ("plan") effective January 1, 1989, and amended the plan effective August 16, 1993;

          NOW, THEREFORE, OKFC amends Section 6.2(d) of the plan to read as follows:

     (d) LUMP-SUM ELECTION. If the Participant elects a lump-sum payment, the Participant's benefit shall be distributed in a single payment. The amount of the lump sum shall be the actuarially equivalent present value of the Participant's benefit payable at the Normal Retirement Date. The lump-sum benefit shall be determined in the manner provided under the Old Kent Retirement Income Plan as in effect on the date the Participant's employment terminates. Effective July 1, 1995, the lump-sum election must be made, signed, and filed with the Administrator while the Participant is an Employee and at least thirty days before termination of employment. A lump-sum election made under the terms of the plan in effect prior to July 1, 1995, may be waived in the same manner, subject to the same time limit. Only one election or waiver of a prior lump-sum election may be made after July 1, 1995. The election waiver shall be irrevocable and may not be altered, amended, or otherwise changed or canceled in any manner or for any reason after it is made. If not waived after July 1, 1995, in the specified manner and within the specified time limit, any prior lump-sum election or waiver shall remain in force, subject to the two-year time period requirement, if applicable.

          A lump-sum election may not be made by a beneficiary and any lump-sum election shall be void if the Participant dies before the first day of the month following the date the Participant's employment terminates. If the Participant fails to make a valid lump-sum election, or properly waives a previous election, the Participant's benefit shall be paid as specified in (a), (b), (c), or (e).

          IN WITNESS WHEREOF, this amendment is executed this 19TH day of JUNE, 1995.

                              OLD KENT FINANCIAL CORPORATION


                              By /S/ MARTIN J. ALLEN, JR.
                                     Martin J. Allen, Jr.
                                 Its SR. VICE PRESIDENT & SECRETARY